SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) October 19, 2000


                                  PRAXAIR, INC.
             (Exact Name of Registrant as Specified in Its Charter)


DELAWARE
(State or Other Jurisdiction of Incorporation)

1-11037                                      06-124-9050
(Commission File Number)                    (IRS Employer Identification No.)


39 OLD RIDGEBURY ROAD, DANBURY, CT                            06810-5113
(Address of Principal Executive Offices)                      (Zip Code)


(203)837-2000
(Registrant's Telephone Number, Including Area Code)


N/A
(Former Name or Former Address, if Changed Since Last Report)




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ITEM 9. Regulation FD Disclosure.

Praxair has provided the following information to investors and investment professionals in letter form regarding its planned approach to investor relations under the spirit of the U.S. Securities and Exchange Commission's Fair Disclosure Rules effective October 23, 2000 ("Reg FD").

                                                      39 Old Ridgebury Road
                                                      Danbury, Ct. 06877
                                                      October 19, 2000

To:      Praxair's Investment Community

Praxair intends to continue its active and open dialogue with shareholders and potential investors under the new SEC Fair Disclosure Rules ("Regulation FD") effective October 23, 2000.

The following question-and-answer statement describes Praxair's approach to certain key elements of its investor communication program. It is intended as a "roadmap" of investor communications under Regulation FD. Our approach will evolve as we learn how to work in this new environment, and certainly changes will be made.

For your information, we will also be filing this letter as a Form 8-K, and the questions and answers will be available on www.praxair.com in the "Financial" section.

                  Disclosure of Non-Public Material Information

1. If a Praxair senior management representative inadvertently discloses material non-public information requiring disclosure, how will Praxair comply with Regulation FD?

     Our plans are to issue a press release describing the information provided and the context of the disclosure. The information will also be made available on www.praxair.com. Praxair may, in some circumstances, also file a Form 8-K providing the same information.

2. How will Praxair handle simultaneous disclosure of material non-public information to the public and to an investor meeting?

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     We will issue a press release  describing the information  provided and the context of the disclosure. The information will also be made available on www.praxair.com. Praxair may, in some circumstances, also file a Form 8-K providing the same information.

3. Should investors assume all press releases issued concurrently with an investor meeting contain material information?

     No. Praxair press releases highlight many subjects, including customer awards, new investments, management changes, etc., many of which are not material under securities laws.


                       Quarterly Earnings Conference Calls

1. Will Praxair continue to host quarterly investor conference calls and open them to the public?

     Yes. Our calls are open to the public and to the media in listen-only mode. We have also extended our playback availability to one week.

2.   How will investors and the public be notified about the call details?

     We will issue a press release (and possibly a Form 8-K filing), as well as post the information on www.praxair.com, and on First Call. Praxair will also notify interested parties directly via e-mail.

3.   Will Praxair web-cast these conference calls?

     We plan to web-cast our conference calls in 2001.

4. Will Praxair continue to provide teleconference presentation materials prior to the quarterly conference call?

     Yes. Conference call presentation materials will be posted at www.praxair.com when quarterly earnings releases are posted. Earnings releases will also highlight the availability of the presentation materials on Praxair's web site, which we believe will make the information publicly available. Praxair will also provide these materials to interested parties directly via e-mail.

5.   How can the media best participate in these conference calls?

     Media representatives are welcome to participate in listen-only mode on Praxair conference calls. Follow-up questions may be directed to Praxair Corporate Communications.

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               Participation in Investor Conferences and Meetings

1. Will Praxair continue to participate in investor conferences sponsored by securities firms?

     Yes. We appreciate the opportunity to present our story to investors at these conferences.

2. Will your participation be contingent on the conference being open to the public?

     No. We believe that decision is best left to the firm hosting the conference.

3. Will Praxair continue to participate in one-on-one meetings with institutional investors?

     Yes.

4. Will investors not attending these conferences have access to the presentation materials?

     Yes. We will post presentation materials from these conferences on www.praxair.com. The company may choose to highlight excerpts from the presentations in a press release.


                         Financial Outlook and Guidance

1.       How will Praxair provide earnings guidance under Regulation FD?

     Beginning with fourth quarter of 2000, Praxair will provide a financial outlook for the current quarter and future periods as appropriate. This information will be made available through a combination of information contained in press releases, teleconference commentary, and teleconference slide information.

2.   What will be the key elements of Praxair's public financial outlook?

     We will give guidance to the business outlook generally, including both company-specific and macro-economic factors, and the potential impact on sales and diluted earnings per share.

3. Will you provide investors some context for your financial outlook, such as your view of the U.S. and global economy as it relates to our sales and EPS guidance?

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     Yes, we will  provide some context  around the  macroeconomic  and currency
     environment   underlying  our  financial  outlook.   This  context  may  be
     qualitative or quantitative, and we may change the elements of this guidance from time to time.

4. Will Praxair continue to comment whether analyst estimates are "reasonable?"

     No.  Instead we will refer investors to our published financial outlook.

5. If monthly business trends suggest a material change to your prior financial outlook, how will that be communicated?

     If business trends or our internal forecasts suggest that a change in our financial outlook is material and that public disclosure is warranted, we will issue a press release with a revised financial outlook. The information will also be made available at www.praxair.com. We may, in some circumstances, also file a Form 8-K.

6.   Do you plan to publicly reaffirm your financial outlook during the quarter?

     No. We have no plans to formally and publicly reaffirm our published financial outlook through a press release or Form 8-K filing, either mid-quarter or at any other time prior to earnings release. An exception would be if we believe that market conditions or other factors may be unreasonably influencing Praxair's stock price.

                             Monthly Business Trends

1.   Will the company continue to provide commentary on monthly business trends?

     Yes. Summary business trend information will be posted at www.praxair.com, typically on or about the 15th business day of each month. We will provide this information on the first month of the quarter and then for the first two months. Praxair will also provide these summary materials to interested parties via e-mail. This information will not contain information considered material, but is intended to supplement the financial outlook as previously discussed.

2.   Will the company continue to respond to questions regarding monthly trends?

     Yes, although we hope the summary information will be sufficient for most people.

3.   How will the company comment about the third month in the quarter?

     We don't discuss trends specifically about the third month in the quarter, unless there is some material development that we believe merits public disclosure. Rather, these trends will continue to be incorporated into our comments on the quarterly results.

4. Will the company publicly notify investors each time this information is available?

     No. We consider this letter (including its posting on our web site and its filing in a Form 8-K) to be full public disclosure that we intend to provide this information in the manner described.

                   Assistance on Financial Models and Reports

1. Will Praxair continue to provide guidance on elements such as tax rates, capital spending, etc.?

     Yes. Some of this information will be part of our public financial outlook.

2. Will Praxair provide comments on analyst and investor written reports and financial analysis work upon request?

    Yes. We will, of course, make sure that our comments provide no new material disclosures.


                                  Quiet Period

1.   Will Praxair use a "quiet period" prior to earnings?

     Yes. We will have a quiet period beginning the first business day of January, April, July, and October. During this period, the company will not schedule investor meetings and will not comment on current business trends.

2.   Will Praxair notify investors of the quiet period each quarter?

     No. We consider this letter (including its posting on our web site and its filing in a Form 8-K) to be full public disclosure of our quiet period policy.

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                      Information Regarding Insider Trading

1. Some investors are interested in why senior management buys or sells Praxair stock. Will Praxair comment on the reasons behind insider purchases and sales in the future? No, we will not comment on the reasons for insider transactions. We consider these to be personal decisions of the individuals involved. This includes, among others, decisions to exercise stock options that would otherwise expire.

     All officers and senior managers are covered under Praxair's stock ownership policy, which requires management to own from one times to four times base salary, depending upon the position, within specified periods of becoming subject to the policy. With respect to insider sales specifically, employees must comply with the stock ownership policy at all times, which effectively limits the amount of stock that can be sold.

A Note on Forward-Looking Statements

The forward-looking statements contained in this communication concerning Praxair's disclosure procedures and policies and investor communications involve risks and uncertainties, and are subject to change based on various important factors, including the impact of SEC requirements, changing definitions of materiality, experience with investor communications under Reg FD, and the impact of new communications approaches on stock price performance and securities analyst estimates.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    PRAXAIR, INC.
                                                    Registrant

Date: October 19, 2000                           By:     /S/ DAVID H. CHAIFETZ
                                                         David H. Chaifetz
                                                         Vice President, General
                                                         Counsel and Secretary

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